EXECUTION COPY

DEBTOR-IN-POSSESSION SECURITY AGREEMENT

By

FOAMEX L.P.,

as Borrower,

and

THE GUARANTORS PARTY HERETO

and

BANK OF AMERICA, N.A.,

as Administrative Agent

______________________

Dated as of February 24, 2009

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Page

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1	Definitions	2
SECTION 1.2	Interpretation	5
SECTION 1.3	Resolution of Drafting Ambiguities	5

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1	Grant of Security Interest	5
SECTION 2.2	Filings	6

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES; USE OF PLEDGED COLLATERAL

SECTION 3.1	Reserved	6
SECTION 3.2	Reserved	6
SECTION 3.3	Financing Statements and Other Filings; Maintenance of Perfected
Security Interest	6
SECTION 3.4	Reserved	6
SECTION 3.5	Joinder of Additional Guarantors	6
SECTION 3.6	Supplements; Further Assurances	7

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.1	Title	8
SECTION 4.2	Validity of Security Interest	8
SECTION 4.3	Defense of Claims; Transferability of Pledged Collateral	8
SECTION 4.4	Other Financing Statements	8
SECTION 4.5	Chief Executive Office; Change of Name; Jurisdiction of
Organization	8
SECTION 4.6	Reserved	9
SECTION 4.7	Reserved	9
SECTION 4.8	Consents, etc	9
SECTION 4.9	Pledged Collateral	9
SECTION 4.10	Insurance	9
SECTION 4.11	ABL Collateral Account	9

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(continued)

Page

SECTION 4.12	Accounts	10

ARTICLE V

RESERVED

ARTICLE VI

RESERVED

ARTICLE VII

CERTAIN PROVISIONS CONCERNING RECEIVABLES

SECTION 7.1	Maintenance of Records	11
SECTION 7.2	Legend	11
SECTION 7.3	Modification of Terms, etc	11
SECTION 7.4	Collection	13

ARTICLE VIII

TRANSFERS

SECTION 8.1	Transfers of Pledged Collateral	13

ARTICLE IX

REMEDIES

SECTION 9.1	Remedies	13
SECTION 9.2	Notice of Sale	15
SECTION 9.3	Waiver of Notice and Claims	15
SECTION 9.4	Reserved	16
SECTION 9.5	No Waiver; Cumulative Remedies	16
SECTION 9.6	Reserved	16

ARTICLE X

APPLICATION OF PROCEEDS

SECTION 10.1	Application of Proceeds	16

ARTICLE XI

MISCELLANEOUS

SECTION 11.1	Concerning Administrative Agent	17
SECTION 11.2	Administrative Agent May Perform; Administrative Agent Appointed
Attorney-in-Fact	17
SECTION 11.3	Continuing Security Interest; Assignment	18
SECTION 11.4	Termination; Release	18
SECTION 11.5	Modification in Writing	19

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(continued)

Page

SECTION 11.6	Notices	19
SECTION 11.7	Governing Law, Consent to Jurisdiction and Service of Process;
Waiver of Jury Trial	19
SECTION 11.8	Severability of Provisions	19
SECTION 11.9	Execution in Counterparts	20
SECTION 11.10	Business Days	20
SECTION 11.11	No Credit for Payment of Taxes or Imposition	20
SECTION 11.12	No Claims Against Administrative Agent	20
SECTION 11.13	No Release	20
SECTION 11.14	Obligations Absolute	21

SIGNATURES	S-1

SCHEDULE A	ABL COLLATERAL ACCOUNTS

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DEBTOR-IN-POSSESSION SECURITY AGREEMENT

This DEBTOR-IN-POSSESSION SECURITY AGREEMENT dated as of February 24, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this "Agreement") made by and among FOAMEX L.P., a Delaware limited partnership (the "Borrower"), FOAMEX INTERNATIONAL INC., a Delaware corporation ("Holdings"), FMXI, LLC, a Delaware limited liability company ("FMXI") and the other Guarantors listed on the signature pages hereto (together with Holdings and FMXI, the "Original Guarantors") or from time to time party hereto by execution of a joinder agreement (the "Additional Guarantors," and together with the Original Guarantors, the "Guarantors"), as pledgors, assignors and debtors (the Borrower, together with the Guarantors, in such capacities and together with any successors in such capacities, the "Pledgors," and each, a "Pledgor"), in favor of BANK OF AMERICA, N.A., in its capacity as administrative agent pursuant to the Credit Agreement (as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the "Administrative Agent").

R E C I T A L S:

A.        The Borrower, the Original Guarantors, the Administrative Agent, the lending institutions party thereto from time to time (the "Lenders") and certain other parties have entered into that certain Debtor-In-Possession Credit Agreement, dated as of February 24, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; which term shall also include and refer to any increase in the amount of indebtedness under the Credit Agreement and any refinancing or replacement of the Credit Agreement (whether under a bank facility, securities offering or otherwise) or one or more successor or replacement facilities whether or not with a different group of agents or lenders (whether under a bank facility, securities offering or otherwise) and whether or not with different obligors upon the Administrative Agent's acknowledgment of the termination of the predecessor Credit Agreement).

B.        Each Guarantor has, pursuant to the Credit Agreement, unconditionally guaranteed the Secured Obligations.

C.        The Borrower and each Guarantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Credit Agreement and the other Loan Documents and each is, therefore, willing to enter into this Agreement.

D.        This Agreement is given by each Pledgor in favor of the Administrative Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations.

E.        It is a condition to the obligations of the New Term Lenders to make the New Term Loans under the Credit Agreement and for the Administrative Agent to issue or cause the issuance of Letters of Credit as provided in the Credit Agreement that each Pledgor execute and deliver the applicable Loan Documents, including this Agreement.

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A G R E E M E N T:

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Administrative Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1	Definitions.

(a)       Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC; provided that in any event, the following terms shall have the meanings assigned to them in the UCC:

"Bank"; "Inventory"; "Financial Assets"; "Proceeds"; "Records"; "Securities Account"; "Security Entitlement"; and "Supporting Obligations".

(b)       Terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement. The sections of Annex A to the Credit Agreement entitled "Other Interpretive Provisions" and "Accounting Terms" shall apply herein mutatis mutandis.

(c)        The following terms shall have the following meanings:

"ABL Collateral" means: (i) all Accounts; (ii) any and all right, title or interest of any Loan Party, now owned or hereafter acquired or created, in any lockbox, blocked account or any other deposit accounts or securities accounts (including all ABL Collateral Accounts) maintained with any bank or financial institutions into which the proceeds of any Accounts or any loans made under the Credit Agreement are or may be deposited; all cash and other monies and property at any time deposited into any such lockbox, blocked account or other deposit account or securities account or in the possession or control of the Administrative Agent constituting proceeds of any Accounts; all books, records, ledger cards and disks at any time evidencing or containing information relating to any of the foregoing or any Accounts and any right to use data processing software relating to any of the foregoing or any Accounts; and (iii) any and all proceeds (as such term is defined in the UCC) of any of the foregoing (including any proceeds held in any deposit account or securities account).

"ABL Collateral Account" shall mean the Deposit Accounts identified on Schedule A hereto and any other Deposit Account or Securities Account established with or approved by the Administrative Agent and subject to a valid and perfected Lien in favor of the Administrative Agent (whether by Control or otherwise) (and with respect to which the Administrative Agent's Lien in such Deposit Account or Securities Account is prior to all other Liens (including Permitted Liens but excluding Other Prepetition Liens and the Carve Out)) and into which any ABL Collateral shall be deposited from time to time.

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"ABL Inventory" shall mean all goods that constituted Inventory of a Loan Party while owned by such Loan Party that has left any manufacturing, warehouse or any other (including any leased) facility of any Loan Party or any of its bailees or contractors, to or for a customer or any other Person for or on behalf of a customer or at a customer’s direction or instruction (and whether or not any such goods are subsequently returned to or otherwise located on any facility of any Loan Party or any of its bailees or contractors).

"Accounts" means any and all of the following, whether now existing or hereafter created or acquired, in which any Loan Party has any right, title or interest: (a) any accounts (as defined in the UCC) and any and all other receivables, in each case, created by or arising from the sale, lease or rental of any Inventory or rendition of services to a customer, including without limitation, any such accounts or other receivables arising under any Loan Party’s trade name or style, whether or not presently in effect, or through any Loan Party's divisions or business (collectively, the foregoing being referred to as "Receivables"); (b) any and all instruments, general intangibles or chattel paper (including electronic chattel paper) (all as defined in the UCC) evidencing any Receivables; (c) unpaid seller’s or lessor’s rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to any of the foregoing or arising from any of the foregoing; (d) rights to any ABL Inventory represented by any of the foregoing or the sale, lease or rental of which gave rise to any of the foregoing, including repossessed or returned Inventory; (e) reserves and credit balances arising in connection with any of the foregoing and the proceeds thereof; (f) guarantees, supporting obligations, payment intangibles and letter of credit rights (all as defined in the UCC), in each case, supporting or securing payment of any of the foregoing; (g) insurance policies or rights, in each case, supporting or securing payment of any of the foregoing or providing coverage against fraud with respect to ABL Collateral and (h) notes, deposits or property of any account debtors securing the obligations of any such account debtors to any Loan Party in respect of any of the foregoing.

"Account Debtor" shall mean each person who is obligated on a Receivable or Supporting Obligation related thereto.

"Administrative Agent" shall have the meaning assigned to such term in the Preamble hereof.

"Agreement" shall have the meaning assigned to such term in the Preamble hereof.

"Borrower" shall have the meaning assigned to such term in the Preamble hereof.

"Control" shall mean (i) in the case of each Deposit Account, "control," as such term is defined in Section 9-104 of the UCC, and (ii) in the case of any Security Entitlement, "control," as such term is defined in Section 8-106 of the UCC.

"Control Agreements" shall mean, collectively, the Deposit Account Control Agreements and the Securities Account Control Agreements.

"Credit Agreement" shall have the meaning assigned to such term in Recital A hereof.

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"Deposit Account Control Agreement" shall mean a control agreement in a form that is reasonably satisfactory to the Administrative Agent establishing the Administrative Agent's Control with respect to any Deposit Account.

"Deposit Accounts" shall mean, collectively, with respect to each Pledgor, (i) all "deposit accounts" as such term is defined in the UCC and all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.

"Excluded Property" shall mean:

(a) to the extent provided in the Financing Orders, avoidance actions and the Proceeds thereof; and

(b) any permit or license issued by a Governmental Authority to any Pledgor or any agreement to which any Pledgor is a party, in each case, only to the extent and for so long as the terms of such permit, license or agreement or any Requirement of Law applicable thereto, validly prohibit the creation by such Pledgor of a security interest in such permit, license or agreement in favor of the Administrative Agent (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity);

provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property (unless such Proceeds, substitutions or replacements would constitute Excluded Property).

"Guarantors" shall have the meaning assigned to such term in the Preamble hereof.

"Lenders" shall have the meaning assigned to such term in Recital A hereof.

"Original Guarantors" shall have the meaning assigned to such term in the Preamble hereof.

"Pledged Collateral" shall have the meaning assigned to such term in Section 2.1 hereof.

"Pledgor" shall have the meaning assigned to such term in the Preamble hereof.

"Receivables" shall have the meaning assigned to such term in the definition of "Accounts".

"Secured Obligations" shall mean the "Obligations" as that term is defined in the Credit Agreement.

"Secured Parties" means, collectively, (i) the Administrative Agent, (ii) the Lenders, the Bank (as defined in the Credit Agreement), and the Letter of Credit Issuer, and (iii) with respect to Obligations under Section 14.11 of the Credit Agreement, the Indemnified Persons.

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"UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Administrative Agent's and the Secured Parties' security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority.

SECTION 1.2            Interpretation. The rules of interpretation specified in the Credit Agreement shall be applicable to this Agreement.

SECTION 1.3            Resolution of Drafting Ambiguities. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Administrative Agent) shall not be employed in the interpretation hereof.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1            Grant of Security Interest. As collateral security for the payment and performance in full of all the Secured Obligations, each Pledgor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Parties, a lien on and security interest in all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the "Pledged Collateral"):

(i)        all ABL Collateral; and

(ii)       to the extent not covered by clause (i) above, all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (i) and (ii) above, (A) the security interest created by clause (a) above shall not extend to, and the term "Pledged Collateral" shall not include, any Excluded Property and the Pledgors shall from time to time at the reasonable request of the Administrative Agent give written notice to the Administrative Agent identifying in reasonable detail the Excluded Property and shall provide to the Administrative Agent such other information regarding the Excluded Property as the Majority Lenders or the Administrative Agent may reasonably request and (B) from and after the Closing Date, no Pledgor shall permit to become effective in any document creating, governing or providing for any material permit, license or agreement a provision that would prohibit the creation of a Lien on such material permit, license or agreement in favor of the Administrative Agent unless such Pledgor believes,

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in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.

SECTION 2.2            Filings. (a) Each Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor and (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Administrative Agent promptly upon request by the Administrative Agent.

(b)       Each Pledgor hereby ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any financing statements of the type described in clause (a) above relating to the Pledged Collateral if filed prior to the date hereof, with the Administrative Agent delivering a copy of such filing to the applicable Pledgor.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES; USE OF PLEDGED COLLATERAL

SECTION 3.1	Reserved.
SECTION 3.2	Reserved.

SECTION 3.3            Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Pledgor represents and warrants that all financing statements, agreements, instruments and other documents (including the Interim Order) necessary to perfect the security interest granted by it to the Administrative Agent in respect of the Pledged Collateral have been delivered to the Administrative Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office. Each Pledgor agrees that at the sole cost and expense of the Pledgors, such Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected security interest prior to all other Liens on such Pledged Collateral (subject only to the Carve Out and Other Prepetition Liens).

SECTION 3.4	Reserved.

SECTION 3.5            Joinder of Additional Guarantors. The Pledgors shall cause each Subsidiary of Holdings acquired or created after the Filing Date to pledge any assets constituting ABL Collateral to the Administrative Agent for the benefit of the Secured Parties pursuant to the provisions of this Agreement and to execute and deliver to the Administrative Agent a joinder agreement substantially in a form of reasonably acceptable to the Administrative Agent and the Majority Lenders within five (5) Business Days of the date on which it was acquired or created. With respect to the foregoing in this Section 3.5, upon such execution and delivery, such

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Subsidiary shall constitute a "Guarantor" and a "Pledgor" for purposes of the Credit Agreement and all purposes hereunder with the same force and effect as if originally named as a Guarantor and Pledgor herein. The execution and delivery of such joinder agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Pledgor as a party to this Agreement.

SECTION 3.6            Supplements; Further Assurances. Each Pledgor shall take such further actions, and execute and/or deliver to the Administrative Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Administrative Agent may in its reasonable judgment deem necessary or appropriate in order to create, perfect, preserve and protect the security interest in the Pledged Collateral as a security interest having at least the perfection and priority described in Section 3.3 as provided herein and to preserve and protect the rights and interests granted to the Administrative Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Administrative Agent's security interest in the Pledged Collateral as a security interest having at least the perfection and priority described in Section 3.3 or permit the Administrative Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of financing statements, continuation statements and other documents (including this Agreement) under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreements, all in form reasonably satisfactory to the Administrative Agent and in such offices wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Pledged Collateral as a security interest having at least the perfection and priority described in Section 3.3 as provided herein and to preserve the other rights and interests granted to the Administrative Agent hereunder, as against third parties, with respect to the Pledged Collateral. Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Administrative Agent from time to time upon reasonable request by the Administrative Agent such lists, schedules, descriptions and designations of the Pledged Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Administrative Agent shall reasonably request for such purposes. If an Event of Default has occurred and is continuing, the Administrative Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Administrative Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors.

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ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Pledgor represents, warrants and covenants as follows:

SECTION 4.1            Title. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Pledgor owns and has rights and, as to Pledged Collateral acquired by it from time to time after the date hereof, will own and have rights in each item of Pledged Collateral pledged by it hereunder, free and clear of any and all Liens (subject only to the Carve Out and Other Prepetition Liens).

SECTION 4.2            Validity of Security Interest. Upon the entry of the Interim Order and the Final Order, which entry of the Interim Order shall have occurred on or prior to the Closing Date, the security interest in and Lien on the Pledged Collateral granted to the Administrative Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Pledged Collateral securing the payment and performance of the Secured Obligations, and (b) a perfected security interest in all the Pledged Collateral. To the extent perfection of the security interest in such Pledged Collateral is required by this Agreement, the Interim Order or the Final Order, the security interest and Lien granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement in and on such Pledged Collateral will at all times constitute a perfected security interest and Lien prior to all other Liens, except for Other Prepetition Liens and the Carve Out.

SECTION 4.3            Defense of Claims; Transferability of Pledged Collateral. Subject to Section 7.1 of the Credit Agreement, each Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Administrative Agent and the priority thereof against all claims and demands of all Persons, at its own cost and expense, at any time claiming any interest therein adverse to the Administrative Agent or any other Secured Party other than Other Prepetition Liens and the Carve Out.

SECTION 4.4            Other Financing Statements. It has not filed, nor authorized any third party to file (nor will there be), any valid or effective financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral, except such as have been filed in favor of the Administrative Agent pursuant to this Agreement or in favor of any holder of a Permitted Lien with respect to such Permitted Liens. No Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any Pledged Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holder of the Permitted Liens.

SECTION 4.5            Chief Executive Office; Change of Name; Jurisdiction of Organization. The Administrative Agent may rely on advice of counsel as to whether any or all

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UCC financing statements of the Pledgors need to be amended as a result of any of the changes described in Section 7.12 of the Credit Agreement. If any Pledgor fails to provide information to the Administrative Agent about such changes on a timely basis, the Administrative Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor's property constituting Pledged Collateral, for which the Administrative Agent needed to have information relating to such changes. The Administrative Agent shall have no duty to inquire about such changes if any Pledgor does not inform the Administrative Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Administrative Agent to search for information on such changes if such information is not provided by any Pledgor.

SECTION 4.6	Reserved.
SECTION 4.7	Reserved.

SECTION 4.8            Consents, etc. In the event that the Administrative Agent or the Majority Lenders desire to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determine it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Administrative Agent or the Majority Lenders, such Pledgor agrees to use its commercially reasonable efforts to assist and aid the Administrative Agent or Majority Lenders to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.9            Pledged Collateral. All information set forth herein, including the schedules hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects.

SECTION 4.10          Insurance. In the event that the proceeds of any insurance claim related to Pledged Collateral are paid to any Pledgor after the Administrative Agent has exercised its right to foreclose in accordance with the terms of this Agreement, such proceeds shall be held in trust for the benefit of the Administrative Agent and immediately after receipt thereof shall be paid to the Administrative Agent for application in accordance with the Credit Agreement.

SECTION 4.11	ABL Collateral Account.

(a)       Each Pledgor shall deposit (and shall direct each applicable account debtor to deposit) into an ABL Collateral Account any and all collections, proceeds or other amounts constituting, or received or payable in connection with, ABL Collateral, subject to Section 4.11(b). In no event shall anything be deposited into an ABL Collateral Account other than collections, proceeds or other amounts constituting, or received or payable in connection with, ABL Collateral. Each Pledgor's invoices shall instruct all Account Debtors with respect to ABL Collateral to make all payments directly to an ABL Collateral Account or to a lock-box associated with an ABL Collateral Account (and no Pledgor shall change any such instruction). If, notwithstanding such instructions, a Pledgor receives any payments in respect of ABL

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Collateral, it shall receive such payments as the Administrative Agent's trustee, and shall promptly (but in no event later than two Business Days after receipt) deposit them into an ABL Collateral Account, or if the Administrative Agent shall direct, deliver such payments to the Administrative Agent in their original form duly endorsed in blank.

(b)       So long as no Default or Event of Default shall have occurred and be continuing, the Administrative Agent shall, at the request of the Borrower, remit proceeds held in the ABL Collateral Accounts to the Borrower's "Master Funding Account" specified in Schedule 6.25 to the Credit Agreement.

SECTION 4.12          Accounts. With respect to each Pledgor's Accounts: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by such Pledgor, or rendition of services by such Pledgor, in the ordinary course of such Pledgor's business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Administrative Agent, without any discount, offset, deduction, defense or counterclaim except those arising in the ordinary course of such Pledgor's business and as reported to the Administrative Agent and the Lenders in Borrowing Base Certificates delivered in accordance with the Credit Agreement; (iii) no payment will be received with respect to any Account of such Pledgor, and no credit, discount or extension or agreement therefor will be granted on any Account of such Pledgor, except those arising in the ordinary course of such Pledgor's business and as reported to the Administrative Agent in Borrowing Base Certificate delivered in accordance with the Credit Agreement; (iv) each copy of an invoice delivered to the Administrative Agent by such Pledgor will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in any invoice representing a sale of goods will have been shipped to the Account Debtor and all services of such Pledgor described in each invoice will have been performed. For the purposes of the foregoing representations and warranties, "Accounts" shall have the meaning ascribed thereto in clauses (i) (with respect to Inventory) and (ii) of Section 9-102(a)(2) of the UCC.

ARTICLE V

RESERVED

ARTICLE VI

RESERVED

ARTICLE VII

CERTAIN PROVISIONS CONCERNING RECEIVABLES

SECTION 7.1            Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and expense complete records of each Receivable, in a manner consistent with prudent business practice, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Pledgor shall, at such

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Pledgor's sole cost and expense, upon the Administrative Agent's or Majority Lender's demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Receivables, including all documents evidencing Receivables and any books and records relating thereto to the Administrative Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may transfer a full and complete copy of any Pledgor's books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Receivables or the Administrative Agent's security interest therein without the consent of any Pledgor.

SECTION 7.2            Legend. Each Pledgor shall legend, at the request of the Administrative Agent or Majority Lenders made at any time during the continuance of an Event of Default and in form and manner reasonably satisfactory to the Administrative Agent, the Receivables and the other books, records and documents of such Pledgor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables have been assigned to the Administrative Agent for the benefit of the Secured Parties and that the Administrative Agent has a security interest therein.

SECTION 7.3	Modification of Terms, etc.

(a)       No Pledgor will, other than in the ordinary course of business when no Event of Default exists, (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount on any Account, (v) re-date any invoice or sale or make sales on extended dating, or (vi) amend, supplement or modify any Account in any manner that could materially adversely affect the value thereof.

(b)       The Administrative Agent and Majority Lenders shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the applicable Pledgor shall furnish all such assistance and information as the Administrative Agent or Majority Lenders may reasonably require in connection therewith.

(c)       No Pledgor shall, except to the extent done in the ordinary course of its business and in accordance with sound business judgment (and provided that, if an Event of Default has occurred and be continuing, the Administrative Agent has not instructed such Pledgor otherwise), accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any of its Accounts without the Administrative Agent's and Majority Lender's written consent. If the Administrative Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the Account and not payment thereof and the Pledgor will promptly deliver such instrument to the Administrative Agent endorsed by such Pledgor to the Administrative Agent in a manner satisfactory in form and substance to the Administrative Agent. Regardless of the form of presentment, demand or notice of protest with respect thereto, the applicable Pledgor shall remain liable thereon until such instrument is paid in full.

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(d)       Each Pledgor shall notify the Administrative Agent and Majority Lenders promptly of all disputes and claims in excess of $500,000 with any Account Debtor with respect to ABL Collateral, and agrees to settle, contest or adjust such dispute or claim at no expense to the Administrative Agent or any Lender. Each Pledgor shall send the Administrative Agent a copy of each credit memorandum in excess of $500,000 issued outside of the ordinary course of such Pledgor's business as soon as issued, and such Pledgor shall promptly report that credit on Borrowing Base Certificates submitted by it. The Administrative Agent may, at all times when an Event of Default exists, settle or adjust disputes and claims directly with Account Debtors with respect to ABL Collateral for amounts and upon terms which the Administrative Agent or the Majority Lenders, as applicable, shall consider advisable and, in all cases, the Administrative Agent will credit the applicable Pledgor's Loan Account (or, if such Pledgor does not have a Loan Account, the Borrower's Loan Account) with the net amounts received by the Administrative Agent in payment of any such Pledgor's Accounts.

(e)       If an Account Debtor returns any ABL Inventory to a Pledgor when no Event of Default exists, then such Pledgor shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. Each Pledgor shall immediately report to the Administrative Agent any return involving an amount in excess of $500,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned ABL Inventory. In the event any Account Debtor returns ABL Inventory to a Pledgor when an Event of Default exists, such Pledgor, upon the request of the Administrative Agent, shall: (i) hold the returned ABL Inventory in trust for the Administrative Agent; (ii) segregate all returned ABL Inventory from all of its other property; (iii) dispose of the returned ABL Inventory in the ordinary course of such Pledgor's business or otherwise according to the Administrative Agent's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Administrative Agent's prior written consent. All returned ABL Inventory shall be subject to the Administrative Agent's Liens thereon.

(f)        No Pledgor will, without the Administrative Agent's and Majority Lenders' written consent, sell any of its ABL Inventory on a bill and hold basis.

SECTION 7.4	Collection.

(a)       Each Pledgor shall cause to be collected from the Account Debtor of each of the Receivables, as and when due in the ordinary course of business and consistent with prudent business practice (including Receivables that are delinquent, such Receivables to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Receivable, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable, except that, subject to Section 7.3 above, any Pledgor may, with respect to a Receivable, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Receivables and such other modifications of payment terms or settlements in respect of Receivables as shall be commercially reasonable in the circumstances, all in accordance with such Pledgor's ordinary course of business consistent with its collection practices as in effect from time to time. The costs and expenses (including attorneys' fees) of collection, in any case,

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whether incurred by any Pledgor, the Administrative Agent or any Secured Party, shall be paid by the Pledgors.

(b)       Either the Administrative Agent or the Administrative Agent's designee may, at any time during the continuance of an Event of Default, notify Account Debtors of a Pledgor that such Pledgor's Accounts have been assigned to the Administrative Agent and of the Administrative Agent's security interest therein, and may collect them directly and the Administrative Agent shall charge the collection costs and expenses to the Borrower. So long as an Event of Default has occurred and is continuing, each Pledgor, at the request of the Administrative Agent, shall execute and deliver to the Administrative Agent such documents as the Administrative Agent shall require to grant the Administrative Agent access to any post office box in which collections of Accounts of such Pledgor are received.

ARTICLE VIII

TRANSFERS

SECTION 8.1            Transfers of Pledged Collateral. No Pledgor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder except as expressly permitted by the Credit Agreement or the Financing Orders.

ARTICLE IX

REMEDIES

SECTION 9.1            Remedies. Not withstanding the provisions of Section 362 of the Bankruptcy Code and without any application, motion, notice to or order from, the Bankruptcy Court, but subject to the Financing Orders, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, with one Business Day prior notice to the Majority Lenders, the following remedies:

(i)        Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or (to the fullest extent permitted by applicable law) without notice or process of law, and for that purpose may enter upon any Pledgor's premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

(ii)       Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other

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obligation directly to the Administrative Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Administrative Agent and shall promptly (but in no event later than one (1) Business Day after receipt of available funds therefor) pay such amounts to the Administrative Agent;

(iii)      Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(iv)      Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Administrative Agent at any place or places so designated by the Administrative Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Administrative Agent and therewith delivered to the Administrative Agent, (B) store and keep any Pledged Collateral so delivered to the Administrative Agent at such place or places pending further action by the Administrative Agent and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor's obligation to deliver the Pledged Collateral as contemplated in this Section 9.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Administrative Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

(v)       Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Pledged Collateral for application to the Secured Obligations as provided in Article X hereof;

(vi)       [Intentionally Omitted];

(vii)     Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and

(viii)    Exercise all the rights and remedies of a secured party on default under the UCC, and the Administrative Agent may also in its sole discretion, without notice except as specified in Section 9.2 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Administrative Agent may deem commercially reasonable. The Administrative Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured

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Obligations owed to such person as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Administrative Agent shall not be obligated to make any sale of the Pledged Collateral or any part thereof regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Administrative Agent arising by reason of the fact that the price at which the Pledged Collateral or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

SECTION 9.2            Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of the Pledged Collateral or any part thereof shall be required by law, ten (10) days' prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. To the extent permitted by applicable law, no notification need be given to any Pledgor if it has signed, after the occurrence and during the continuance of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 9.3            Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Administrative Agent's taking possession or the Administrative Agent's disposition of the Pledged Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent's rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Administrative Agent shall not be liable for any incorrect or improper payment made pursuant to this Article IX in the absence of gross negligence or willful misconduct on the part of the Administrative Agent. To the extent permitted by applicable law, any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

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SECTION 9.4	Reserved.
SECTION 9.5	No Waiver; Cumulative Remedies.

(a)       No failure on the part of the Administrative Agent to exercise, no course of dealing with respect to, and no delay on the part of the Administrative Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Administrative Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

(b)       In the event that the Administrative Agent shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case, the Pledgors, the Administrative Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies, privileges and powers of the Administrative Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

SECTION 9.6	Reserved.

ARTICLE X

APPLICATION OF PROCEEDS

SECTION 10.1          Application of Proceeds. The proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Administrative Agent of its remedies shall be applied, together with any other sums then held by the Administrative Agent pursuant to this Agreement, in accordance with the Credit Agreement.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1	Concerning Administrative Agent.

(a)       The actions of the Administrative Agent hereunder are subject to the provisions of the Credit Agreement and the Financing Orders. The Administrative Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Credit Agreement. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by

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it in good faith. The Administrative Agent may resign and a successor Administrative Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Administrative Agent by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent under this Agreement, and the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Administrative Agent.

(b)       The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Administrative Agent nor any of the Secured Parties shall have responsibility for taking any necessary steps to preserve rights against any person with respect to any Pledged Collateral.

(c)       The Administrative Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(d)       If any item of Pledged Collateral also constitutes collateral granted to the Administrative Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Administrative Agent, in its sole discretion, shall select which provision or provisions shall control.

SECTION 11.2          Administrative Agent May Perform; Administrative Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to perform any covenants contained in this Agreement (including such Pledgor's covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay and discharge any taxes, assessments and special assessments, levies, fees and governmental charges imposed upon or assessed against, and landlords', carriers', mechanics', workmen's, repairmen's, laborers', materialmen's, suppliers' and warehousemen's Liens and other claims arising by operation of law against, all or any portion of the Pledged Collateral, (iii) discharge Liens or (iv) pay or perform any obligations of such Pledgor under any Pledged Collateral) or if any representation or warranty on the part of any Pledgor contained herein shall be breached, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Administrative Agent shall in no event be bound to inquire into the validity of any Tax, Lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions, if any, of the Credit Agreement. Any and all reasonable amounts so expended by the Administrative Agent shall be paid by the Pledgors in

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accordance with the provisions of Section 14.7 of the Credit Agreement. Neither the provisions of this Section 11.2 nor any action taken by the Administrative Agent pursuant to the provisions of this Section 11.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. Each Pledgor hereby appoints the Administrative Agent its attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Administrative Agent's discretion to take any action and to execute any instrument consistent with the terms of the Credit Agreement, this Agreement and the other Loan Documents which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof (but the Administrative Agent shall not be obligated to and shall have no liability to such Pledgor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 11.3          Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto.

SECTION 11.4          Termination; Release. (a) When all the Secured Obligations have been paid in full (other than Contingent Obligations at Termination), the New Term Loan Commitments of the Lenders to make any New Term Loan under the Credit Agreement shall have been terminated, the Swap Obligations have been cash collateralized in an amount equal to 100% of such Secured Swap Obligations, and all Letters of Credit are cancelled or returned (other than those Letters of Credit for which Supporting Letters of Credit have been deposited with the Administrative Agent in accordance with and as required by Section 1.4(g) of the Credit Agreement), this Agreement shall terminate and the Pledged Collateral shall be released from the Lien of this Agreement, all without further delivery of any instrument or further action by any party, and all rights in the Collateral shall revert to the applicable Pledgor. Upon such release, the Administrative Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver or cause to be delivered to Pledgor, against receipt and without recourse to or warranty by the Administrative Agent except as to the fact that the Administrative Agent has not encumbered the released assets, such of the Pledged Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Administrative Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments (including UCC-3 termination financing statements or releases) acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be.

(b)       If any of the Pledged Collateral is sold, transferred or otherwise disposed of by any Pledgor in a transaction permitted by the Credit Agreement (other than any sale, transfer or disposition to another Pledgor), then the Lien created pursuant to this Agreement in such Pledged Collateral shall be released, and the Administrative Agent, at the request and sole

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expense of such Pledgor, shall execute and deliver to such Pledgor all releases or other documents reasonably necessary or desirable for the release of such Pledged Collateral from the security interests created hereby; provided that Borrower shall provide to the Administrative Agent evidence of such transaction's compliance with the Credit Agreement as the Administrative Agent or the Majority Lenders shall reasonably request.

SECTION 11.5          Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Administrative Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 11.6          Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Pledgor, addressed to it at the address of the Borrower set forth in the Credit Agreement and as to the Administrative Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of Section 14.8 of the Credit Agreement.

SECTION 11.7          Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. Sections 14.3 and 14.4 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

SECTION 11.8          Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

SECTION 11.9          Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

SECTION 11.10        Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

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SECTION 11.11        No Credit for Payment of Taxes or Imposition. Such Pledgor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Taxes on the Pledged Collateral or any part thereof.

SECTION 11.12        No Claims Against Administrative Agent. Nothing contained in this Agreement shall constitute any consent or request by the Administrative Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Administrative Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 11.13        No Release. Nothing set forth in this Agreement or any other Loan Document, nor the exercise by the Administrative Agent of any of the rights or remedies hereunder, shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor's part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any Person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Administrative Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor's part to be so performed or observed or shall impose any liability on the Administrative Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral hereunder. The obligations of each Pledgor contained in this Section 11.13 shall survive the termination hereof and the discharge of such Pledgor's other obligations under this Agreement, the Credit Agreement and the other Loan Documents.

SECTION 11.14        Obligations Absolute. To the fullest extent permitted by applicable law, all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

(i)        any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Pledgor;

(ii)       any lack of validity or enforceability of the Credit Agreement, any Swap Contract or any agreement governing any other Loan Document, or any other agreement or instrument relating thereto;

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(iii)      any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Swap Contract or any agreement governing any other Loan Document or any other agreement or instrument relating thereto;

(iv)      any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(v)       any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement, any Swap Contract or any agreement governing any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 11.5 hereof; or

(vi)      any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor other than the payment in full of all Secured Obligations

[Signature page follows]

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IN WITNESS WHEREOF, each Pledgor and the Administrative Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

FOAMEX L.P., as Pledgor
By:	FMXI, LLC, its Managing General Partner

By:	/s/ Harold J. Earley
Name:	Harold J. Earley
Title:	Executive Vice President and Chief Financial Officer

FOAMEX INTERNATIONAL INC., as Pledgor
By:	/s/ Harold J. Earley
Name:	Harold J. Earley
Title:	Executive Vice President and Chief Financial Officer

FMXI, LLC, as Pledgor
By:	/s/ Harold J. Earley
Name:	Harold J. Earley
Title:	Executive Vice President and Chief Financial Officer

FOAMEX ASIA, INC., as Pledgor
By:	/s/ Harold J. Earley
Name:	Harold J. Earley
Title:	Executive Vice President and Chief Financial Officer

HOUSTON\2261345

FOAMEX LATIN AMERICA, INC., as Pledgor
By:	/s/ Harold J. Earley
Name:	Harold J. Earley
Title:	Executive Vice President and Chief Financial Officer

FOAMEX MEXICO, INC., as Pledgor
By:	/s/ Harold J. Earley
Name:	Harold J. Earley
Title:	Executive Vice President and Chief Financial Officer

FOAMEX CARPET CUSHION LLC, as Pledgor
By:	/s/ Harold J. Earley
Name:	Harold J. Earley
Title:	Executive Vice President and Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ William J. Wilson
Name:	William J. Wilson
Title:	Sr. Vice President

Signature Page - DIP Security Agreement (Foamex)